Exhibit 4.2

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 4, 2003, among Vought Aircraft Industries, Inc., a Delaware corporation (the “Company”), VAC Aircraft Industries, Inc., a Delaware corporation, Vought Commercial Aircraft Company, a Delaware corporation and The Aerostructures Corporation, a Delaware corporation (collectively, the “Original Guarantors”), Contour Aerospace Corporation, a Delaware corporation (the “Additional Guarantor” and, together with the Original Guarantors, the “Guarantors”) and Wells Fargo Bank Minnesota, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Original Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 2, 2003 providing for the issuance of an unlimited amount of 8% Senior Notes due 2011 (the “Notes”);

WHEREAS, Section 4.17 of the Indenture requires the Additional Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor will unconditionally guarantee all of the Company’s Obligations (as defined in the Indenture) under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  The Additional Guarantor hereby agrees as follows:

(a)                                     The Additional Guarantor, jointly and severally with all other current and future guarantors of the Notes, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company under the Indenture or the Notes, that:

(i)                                    the principal of, premium, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and Liquidated Damages, if any, on the Notes, to the extent lawful, and all other

Obligations of the Company to the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof; and

(ii)                                 in case of any extension of time for payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(b)                                    Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under this Supplemental Indenture and its Subsidiary Guarantee will be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

(c)                                     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  The Additional Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

3.                                      EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

(a)                                     To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Additional Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C to the Indenture will be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

(b)                                    Notwithstanding the foregoing, the Additional Guarantor hereby agrees that its Subsidiary Guarantee set forth herein will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

(c)                                     If an Officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

(d)                                    The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, will constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Additional Guarantor.

(e)                                     The Additional Guarantor hereby agrees that its Obligations hereunder will be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(f)                                       The Additional Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

(g)                                    If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Guarantor, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made pursuant to this Supplemental Indenture, to the extent theretofore discharged, will be reinstated in full force and effect.

(h)                                    The Additional Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.  The Additional Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:

(i)                                    the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

(ii)                                 in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

(i)                                        Each Guarantor will have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

4.                                      GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

(a)                                     Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes will prevent any consolidation or merger of any Guarantor with or into the Company or any other Guarantor or will prevent any transfer, sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety to the Company or any other Guarantor.

(b)                                    Except as set forth in Section 10.04 of the Indenture, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless: (i) immediately after giving effect to such transaction, no Default or Event of Default exists and (ii) either (A) subject to Section 10.04 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Indenture and the Subsidiary Guarantee on the terms set forth in the Indenture or such Subsidiary Guarantee, as the case may be, or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 thereof.

(c)                                     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such Guarantor, such successor Person will succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as the Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the Notes issuable under the Indenture which theretofore have not been signed by the Company and delivered to the Trustee.  All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture and this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution of the Indenture.

5.                                      RELEASES.

(a)                                     In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 thereof.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 thereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.  Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 thereof.

(b)                                    Upon the designation of a Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture, such Guarantor will be released and relieved of its Obligations under its Subsidiary Guarantee and this Supplemental Indenture.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such designation of such Guarantor as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.07 of the Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its Obligations under its Subsidiary Guarantee.  Any Guarantor not released from its Obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Guarantor under the Indenture as provided in Article 10 thereof.

(c)                                     Each Guarantor will be released and relieved of its obligations under this Supplemental Indenture in accordance with, and subject to, Article 8 of the Indenture.

6.                                      NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guarantor, as such, will have any liability for any Obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7.                                      NEW YORK LAW TO GOVERN.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

9.                                      EFFECTS OF HEADINGS.  The Section headings herein are for convenience only and will not affect the construction hereof.

10.                                THE TRUSTEE.  The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: December 4, 2003

Company:

VOUGHT AIRCRAFT INDUSTRIES, INC.

	By:	/s/ C. Glasener Jr.
		Name:	Cletus Glasener
		Title:	Treasurer

Guarantors:

VAC INDUSTRIES, INC.

By:	/s/ C. Glasener Jr.
	Name:	Cletus Glasener
	Title:	Treasurer

VOUGHT COMMERCIAL AIRCRAFT COMPANY

By:	/s/ C. Glasener, Jr.
	Name:	Cletus Glasener
	Title:	Treasurer

THE AEROSTRUCTURES CORPORATION

	By:	/s/ C. Glasener Jr.
		Name:	Cletus Glasener
		Title:	Treasurer

CONTOUR AEROSPACE CORPORATION

	By:	/s/ C. Glasener Jr.
		Name:	Cletus Glasener
		Title:	Treasurer

Trustee:

WELLS FARGO BANK MINNESOTA,

NATIONAL ASSOCIATION, as Trustee

By:

/s/ Joseph P. O’Donnell

Name:

Joseph P. O’Donnell

Title:

Corporate Trust Officer